EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2004

I, Greg Grosvenor, Vice President and Chief Financial Officer, in connection with the Report on 10-Q/A of Pernix Group, Inc. for the quarter ended June 30, 2009, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Greg Grosvenor
Greg Grosvenor
Vice President and Chief Financial Officer
Dated: December 23, 2009